Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints CHARLES W. BURSON, NANCY E. HAMILTON, SONYA M. DAVIS, JENNIFER L. WOODS and CHRISTOPHER A. MARTIN, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and to execute in his or her name, place and stead (individually and in any capacity stated below) a registration statement on Form S-4 covering the registration of securities of Monsanto Company to be issued in the exchange offer described therein in aggregate principal amount of up to $400,000,000 (the “Registration Statement”), and any and all amendments to the Registration Statement (including post-effective amendments thereto), and all documents and instruments necessary or advisable in connection therewith, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), each of said attorneys-in-fact and agents to have power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: August 2, 2005

/S/ HUGH GRANT	/S/ SHARON R. LONG
Hugh Grant Chairman, President and Chief Executive Officer, Director (Principal Executive Officer) /S/ TERRELL K. CREWS	Sharon R. Long Director /S/ STEVEN MCMILLAN
Terrell K. Crews Executive Vice President, Chief Financial Officer (Principal Financial Officer) /S/ RICHARD B. CLARK	C. Steven McMillan Director
Richard B. Clark Vice President and Controller (Principal Accounting Officer) /S/ FRANK V. ATLEE III	William U. Parfet Director /S/ GEORGE H. POSTE
Frank V. AtLee III Director /S/ JOHN W. BACKMANN	George H. Poste Director /S/ ROBERT J. STEVENS
John W. Bachmann Director /S/ GWENDOLYN S. KING	Robert J. Stevens Director
Gwendolyn S. King Director